Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 1301 Avenue of the Americas New York, NY 10019 O: 212.999.5800 F: 212.999.5801

November 4, 2021

Aurora Innovation, Inc.

50 33rd St

Pittsburgh, Pennsylvania 15201

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed by Aurora Innovation, Inc., a Delaware Corporation (f/k/a Reinvent Technology Partners Y, a Cayman Islands exempted company) (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the (i) offer and sale of (A) 12,218,750 shares of the Company’s Class A common stock, $0.00001 par value per share (the “Class A Common Stock”), underlying certain outstanding public warrants (the “Public Warrant Shares”), (B) 8,900,000 shares of Class A Common Stock underlying private placement warrants (such warrants, the “Private Warrants” and such shares, the “Private Warrant Shares” and together with the Public Warrant Shares, the “Warrant Shares”), (C) 1,376,820 shares of Class A Common Stock (the “Option Shares”) issuable upon the exercise of certain outstanding options to purchase Class A Common Stock and the vesting of restricted stock units for Class A Common Stock and (D) 481,107,977 shares of Class A Common Stock (the “Conversion Shares”) issuable upon conversion of the Company’s Class B common stock, $0.00001 par value per share (the “Class B Common Stock”) and (ii) offer and resale of (A) the Private Warrant Shares, (B) the Private Warrants, (C) the Conversion Shares, (D) up to 951,098 Option Shares and (E) up to 399,468,805 shares of Class A Common Stock.

The securities (the “Securities”) offered pursuant to the Registration Statement include (i) an aggregate of 399,468,805 outstanding shares of Class A Common Stock (the “Outstanding Shares”) to be sold by selling securityholders named in the Registration Statement, (ii) the Public Warrant Shares issuable upon exercise of 12,218,750 warrants, exercisable at a price of $11.50 per share (including the initial issuance of such shares upon the exercise of such warrants) originally offered and sold by the Company pursuant to Registration Statement on Form S-1 (File No. 333-253075), (iii) the Private Warrant Shares issuable upon exercise of 8,900,000 Private Warrants, exercisable at a price of $11.50 per share (including the initial issuance of such shares upon the exercise of such warrants and the subsequent resale of all such shares by the selling securityholders named in the Registration Statement), (iii) an aggregate of 1,376,820 Option Shares consisting of (a) Class A Common Stock issuable upon the exercise of outstanding options (the “Options”) pursuant to the applicable Plan Document (as defined below) and (b) Class A Common Stock issuable upon the vesting of restricted stock units pursuant to the applicable Plan Document, in each case, including initial issuance of such Option Shares upon exercise or vesting and the subsequent resale of any such shares by the selling securityholders named in the Registration Statement, (iv) an aggregate of 481,107,977 Conversion Shares issuable upon the conversion of Class B Common Stock (including the initial issuance of such shares upon conversion and the subsequent resale of any such shares by the selling securityholders named in the Registration Statement) and (v) the Private Warrants to be sold by the selling securityholders named in the Registration Statement.

We are acting as counsel for the Company in connection with the registration of the Securities. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

Aurora Innovation, Inc.

November 4, 2021

In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, a certificate of an officer of the Company as to factual matters, and such other documents which we consider necessary or advisable for the purpose of rendering the opinions set forth below, including (i) the form of Warrant Certificate (included as Exhibit A to the Warrant Agreement (as defined below)), (ii) the Warrant Agreement, dated March 15, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), filed as Exhibit 4.3 to the Registration Statement, (iii) the Aurora Innovation, Inc. 2017 Equity Incentive Plan, the Aurora Innovation, Inc. 2021 Equity Incentive Plan, the Blackmore Sensors & Analytics, Inc. 2016 Equity Incentive Plan, and the OURS Technology Inc. 2017 Stock Incentive Plan (each, a “Plan”) and the option agreements and restricted stock unit agreements associated with each Plan (together with the Plans, the “Plan Documents”) and (iv) the Company’s certificate of incorporation, filed as Exhibit 3.1 to the Registration Statement (the “Certificate of Incorporation”). We have not independently established the facts stated therein.

In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also assumed the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have assumed that the certificates representing the Securities have been properly authenticated by the signature of an authorized officer of the Company’s transfer agent. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination and the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware and, solely as to the Private Warrants constituting legally binding obligations of the Company, the laws of the State of New York.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that:

1.	With respect to the Outstanding Shares to be offered pursuant to the Registration Statement, such Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable;

2.

With respect to the Private Warrants to be offered pursuant to the Registration Statement, such Private Warrants constitute valid and binding obligations of the Company, in accordance with their terms;

3.

With respect to the Warrant Shares to be offered pursuant to the Registration Statement, when such shares are issued upon exercise of the warrants thereof pursuant to the terms of the Warrant Agreement, such Warrant Shares will have been validly issued, fully paid and nonassessable;

4.

With respect to the Option Shares to be offered pursuant to the Registration Statement, when such shares are issued and, if applicable, paid for, in accordance with the terms of the applicable Plan Documents, such Option Shares will have been validly issued, fully paid and nonassessable; and

5.

With respect to the Conversion Shares to be offered pursuant to the Registration Statement, when such shares are issued upon conversion of Class B Common Stock pursuant to the terms of the Company’s Certificate of Incorporation, such Conversion Shares will have been validly issued, fully paid and nonassessable.

Aurora Innovation, Inc.

November 4, 2021

Our opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)

the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

In addition, we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement. For purposes of our opinion in paragraph 2, we have assumed that (i) the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Class A Common Stock and (ii) the exercise price or strike price of each Option will not be adjusted to less than one hundred percent (100%) of the Fair Market Value (as defined in the applicable Plan) of the Class A Common Stock subject to the Option on the date of grant.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation